UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2007

ANDOVER MEDICAL, INC.

(Exact name of registrant as
specified in its charter)

Delaware	333-128526	51-0459931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Turnpike Street, Ste. 204
N. Andover, MA	01845
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone
number, including area
code: (978) 557-1001

N/A

(Former name or former address, if changed
since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 3.02.      Unregistered Sales of Equity Securities.

On March 29, 2007, Andover Medical, Inc. (the “Company”) completed a private financing (the “Offering”) of an aggregate of 112.2 Units of the Company’s securities, representing $5,612,492 principal amount of 6% Series A Convertible Preferred Stock (the “Preferred Stock”) at $50,000 per Unit.  Each Unit consists of: $50,000 face value of 50 shares of Preferred Stock, convertible at $.35 per share into 142,850 shares of Common Stock; Class A Warrants exercisable for five years $.35 per share (as adjusted) to purchase 142,850 shares of Common Stock and Class B Warrants exercisable for five years at $.35 per share (as adjusted) to purchase 142,850 shares of Common Stock.  The Preferred Stock is subject to forced conversion and the warrants are subject to redemption if the Common Stock trades above certain target levels.

The Offering was made on a “best efforts” $3,000,000 minimum basis. The Company (i) sold 63.8 Units and received gross proceeds of $3,190,000 in the first closing of the Offering on December 22, 2006 (ii) sold 20 Units and received gross proceeds of $1,000,000 in the second closing of the Offering on January 31, 2007 and (iii) sold 28.4 Units and received gross proceeds of $1,422,492 in the third and final closing of the Offering on March 29, 2007. Included in gross proceeds of $5,612,492 are $573,000 of 10% bridge notes issued by the Company in October 2006.  The aggregate net proceeds of the Offering will be used for working capital, including pending acquisitions.

The total sales commission and non-accountable expense reimbursement paid to NASD member firms for their participation in the Offering totaled $614,674.76 or 10% and 3%, respectively, of the aggregate purchase price for the Units introduced by such NASD member firms.

The Company claimed exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder in reliance upon the investors’ subscription agreements.

All of the underlying Common Stock will be included in a registration statement filed with the Securities and Exchange Commissions within 30 days following the final closing date of the Offering.  The securities sold in the Offering have not been registered under the Securities Act of 1933, as amended and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report is not being used for the purpose of conditioning the market in the United States for any of the securities offered or sold.

This Current Report on Form 8-K updates certain information describing the Offering previously disclosed in the Company’s Form 10-KSB, filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2007 and the Company’s Form 8-K, filed with the SEC on December 27, 2006.

Item 9.01.      Financial Statements and Exhibits.

(d)  Exhibits.

3.1   Certificate of Designation, Preferences and Rights of Series A Preferred Stock

4.1   Form of Class A Warrant

4.2   Form of Class B Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2007	ANDOVER MEDICAL, INC.

	By:	/s/ Edwin A. Reilly
	Name:	Edwin A. Reilly
	Title:	Chief Executive Officer